Exhibit 99.1

REGENXBIO Announces Pricing of Public Offering of Common Stock and Pre-funded Warrants

Jul 17, 2026 at 7:00 AM EDT

ROCKVILLE, Md., July 17, 2026 /PRNewswire/ — REGENXBIO Inc. (Nasdaq: RGNX) today announced the pricing of an underwritten public offering of 10,003,889 shares of its common stock at the price of $9.00 per share and 1,111,111 pre-funded warrants at a price of $8.9999 per warrant, in each case before underwriting discounts and commissions. The gross proceeds to REGENXBIO from the offering, before deducting the underwriting discounts and commissions and other offering expenses payable by REGENXBIO, are expected to be approximately $100.0 million. This offering is expected to close on July 20, 2026, subject to customary closing conditions. In addition, REGENXBIO has granted the underwriters a 30-day option to purchase an additional 1,667,250 shares of common stock at the public offering price, less underwriting discounts and commissions.

Morgan Stanley, J.P. Morgan, Leerink Partners and Mizuho are acting as joint book-running managers of the offering.

The securities described above are being offered by REGENXBIO pursuant to a Registration Statement on Form S-3 that was filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2025 (File No. 333-291816) and declared effective on December 12, 2025. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by email at prospectus@morganstanley.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; Mizuho Securities USA LLC, Attention: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, NY 10022, by telephone (212) 205-7600, or by email: US-ECM@mizuhogroup.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws of such state or jurisdiction.

ABOUT REGENXBIO Inc.

REGENXBIO is a biotechnology company on a mission to improve lives through the curative potential of gene therapy. Since its founding in 2009, REGENXBIO has pioneered the field of AAV gene therapy. REGENXBIO is advancing a late-stage pipeline of one-time treatments for rare and retinal diseases, including RGX-202 for the treatment of Duchenne; surabgene lomparvovec (ABBV-RGX-314) for the treatment of wet AMD and diabetic retinopathy, in collaboration with AbbVie, and NAVSUNLI™ (clemidsogene lanparvovec-sngl, RGX-121) for the treatment of MPS II and RGX-111 for the treatment of MPS I, both in partnership with Nippon Shinyaku. Thousands of patients have been treated with REGENXBIO’s AAV platform, including those receiving Novartis’ ZOLGENSMA®. REGENXBIO’s investigational gene therapies have the potential to change the way healthcare is delivered for millions of people.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “position,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or variations of such words or by similar expressions. The forward-looking statements include statements relating to, among other things, statements regarding the timing and success of the proposed offering and whether REGENXBIO will be able to raise capital through the sale of shares of common stock. REGENXBIO has based these forward-looking statements on its current expectations and assumptions and analyses made by REGENXBIO in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors REGENXBIO believes are appropriate under the circumstances. However, whether actual results and developments will conform with REGENXBIO’s expectations and predictions is subject to a number of risks and uncertainties, including the timing of enrollment, commencement and completion and the success of clinical trials conducted by REGENXBIO, its licensees and its partners, the timing of commencement and completion and the success of preclinical studies conducted by REGENXBIO and its development partners, the timely development and launch of new products, the ability to obtain and maintain regulatory approval of product candidates, the ability to obtain and maintain intellectual property protection for product candidates and technology, trends and challenges in the business and markets in which REGENXBIO operates, the size and growth of potential markets for product candidates and the ability to serve those markets, the rate and degree of acceptance of product candidates, and other factors, many of which are beyond the control of REGENXBIO. Refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of REGENXBIO’s Annual Report on Form 10-K for the year ended December 31, 2025, and comparable “Risk Factors” sections of REGENXBIO’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on REGENXBIO or its businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this press release. Except as required by law, REGENXBIO does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ZOLGENSMA® is a registered trademark of Novartis. All other trademarks referenced herein are registered trademarks of REGENXBIO.

CONTACTS:

Dana Cormack

Corporate Communications

Dcormack@regenxbio.com

Investors:

George E. MacDougall

Investor Relations

IR@regenxbio.com